Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Announces Top Line Phase IIb XIAFLEX™ Peyronie’s Results

XIAFLEX Meets Endpoint for Improvement in Change in Penile Curvature and the Patient Reported

Outcome (PRO) Endpoint for Disease Bother in the Phase IIb Study for Peyronie’s Disease

Results from Phase IIb Trial Provide Support for Validation of PRO

Auxilium to Host Conference Call and Webcast on Wednesday, December 16th at 10:00 a.m. EST

MALVERN, PA, (December 16, 2009) — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced top-line efficacy and safety results for the phase IIb clinical trial for XIAFLEX™ (collagenase clostridium histolyticum) in the treatment of Peyronie’s disease. The phase IIb study was designed to measure efficacy endpoints of improvement in penile curvature and improvement in patients’ sexual quality of life using the Company’s Peyronie’s disease Patient Reported Outcome (PRO) questionnaire. Overall, XIAFLEX demonstrated a statistically significant change compared to placebo at 36 weeks in both improvement in penile curvature (p=0.001) and the PRO Peyronie’s disease bother domain (p=0.046). XIAFLEX was well-tolerated and the most common treatment related adverse events in the phase IIb study were consistent with adverse events reported in previous Peyronie’s disease trials with XIAFLEX, which included injection site bruising, edema and pain.

“We believe the results from this trial provide a meaningful step forward to a better understanding of the treatment of Peyronie’s disease with XIAFLEX,” said Armando Anido, Auxilium’s Chief Executive Officer and President. “We expect to meet with the FDA in the second quarter of 2010 to discuss a proposed phase III plan that potentially could be started in the second half of 2010.”

Phase IIb Efficacy Results

The XIAFLEX Peyronie’s disease phase IIb trial is one of the largest prospective, randomized, placebo-controlled studies conducted in Peyronie’s disease. A total of 145 patients evaluable for efficacy enrolled in 12 clinical sites across the U.S., with 109 patients receiving XIAFLEX as a series of intralesional injections and 36 receiving placebo (3:1 ratio) in the study. The treatment and placebo arms were also randomized to test for a benefit with the addition of penile modeling versus no modeling (1:1). Modeling refers to massaging of the plaque and is intended to maximize the enzymatic effect of the XIAFLEX injection in the plaque.

Overall results:

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In patients who received XIAFLEX, a mean improvement of 29.7% in penile curvature from baseline to 36 weeks was seen (54.4° to 38.2°) vs. an 11.0% mean improvement in curvature seen in placebo patients (50.6° to 45.1°); (p=0.001).

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In patients who received XIAFLEX, 60.5% of patients achieved the endpoint of at least a 25% reduction in angle of curvature vs. 25.0% of placebo patients achieving at least a 25% reduction in angle of curvature.

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In the PRO Peyronie’s disease bother domain, the overall XIAFLEX treatment arm experienced a benefit in mean change in score from baseline to 36 weeks that was significantly better than the overall placebo arm benefit (p=0.046).

•	There was not a statistically significant change in mean scores between XIAFLEX and placebo in the PRO penile pain, intercourse discomfort or intercourse constraint domains.

Results with modeling:

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XIAFLEX treated patients who received modeling experienced a 32.4% mean improvement in penile curvature from baseline to 36 weeks (54.7° to 37.2°) vs. a 2.5% mean worsening in curvature for the placebo patients who received modeling (51.9° to 52.5°); (p<0.001).

•

In patients who received XIAFLEX, 64.8% of patients achieved the endpoint of at least a 25% reduction in angle of curvature vs. 10.0% of placebo patients achieving at least a 25% reduction in angle of curvature.

•

In the PRO Peyronie’s disease bother domain, the XIAFLEX with modeling treatment arm experienced a benefit in mean change in score from baseline to 36 weeks that was significantly better than the placebo with modeling arm benefit (p=0.004).

Results with no modeling:

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XIAFLEX treated patients who received no modeling experienced a 27.1% mean improvement in penile curvature from baseline to 36 weeks (54.1° to 39.1°), which was not statistically different from the 27.9% mean improvement for the placebo patients who received no modeling (48.9° to 35.9°); (p=0.91).

•

In patients who received XIAFLEX, 56.4% of patients achieved the endpoint of at least a 25% reduction in angle of curvature vs. 43.8% of placebo patients achieving at least a 25% reduction in angle of curvature.

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The mean change in score from baseline to 36 weeks did not achieve statistical significance in any of the four domains measured by the PRO for the XIAFLEX treatment arm with no modeling vs. the placebo arm with no modeling.

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Based on a post-hoc sub-group analysis, the Company believes that the results from the non-modeling placebo group may have been biased by a higher relative percentage of patients with a shorter duration of disease (i.e. ≤18 months) and that the non-modeling placebo group may have had more spontaneous resolutions of disease. We believe that this imbalance may help to explain the higher than expected placebo response in the no modeling arm.

Validation of Peyronie’s Disease PRO

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The Company believes that the Peyronie’s Disease PRO will be validated by data from 134 patients (100 XIAFLEX; 34 placebo) during this phase IIb trial; however, final determination will require further discussion with the U.S. Food and Drug Administration (FDA), which is expected to take place at the end of phase II meeting in the second quarter of 2010.

“XIAFLEX has shown a sustained benefit at 36 weeks versus placebo for patients suffering from Peyronie’s disease,” said Laurence A. Levine, MD, FACS, investigator and Professor, Department of Urology, Rush University Medical Center. “The drug had a statistically significant reduction in penile curvature and demonstrated statistically significant improved quality of life for patients as measured by the PRO domain for Peyronie’s disease bother. Getting these efficacy results without the risks of surgical intervention would be an enormous advantage for patients suffering from Peyronie’s disease.”

Adverse Events

The most common adverse events reported in the Peyronie’s phase IIb trial were injection site bruising, edema and pain. These adverse events were consistent with previous trials. There have been no drug related serious adverse events or systemic hypersensitivity events reported in this trial or any of the previous XIAFLEX Peyronie’s disease clinical studies. Including data from all XIAFLEX Peyronie’s disease clinical studies, over 1,200 XIAFLEX injections have been administered to more than 240 Peyronie’s patients.

Anticipated Next Steps

In the second quarter of 2010, Auxilium plans to have an end of phase II meeting with the FDA to discuss the validation of the PRO, phase IIb clinical results and phase III clinical trial design for XIAFLEX for the treatment of Peyronie’s disease. Auxilium and its European partner Pfizer plan to request a meeting to discuss phase IIb results with European health authorities. Auxilium is responsible for executing the global development program of XIAFLEX for the treatment of Peyronie’s disease. XIAFLEX is partnered with Pfizer in 46 European and Eurasian countries for the treatment of Dupuytren’s contracture and Peyronie’s disease.

Conference Call

Auxilium will hold a conference call today, December 16, 2009 at 10:00 a.m. EST, to discuss the top line results of the Peyronie’s phase IIb study. The conference call will be simultaneously web cast on Auxilium’s web site and archived for future review until January 16, 2010.

Conference call details:
Date:	Wednesday, December 16, 2009
Time:	10:00 a.m. EST
Dial-in (U.S.):	866-270-6057
Dial-in (International):	617-213-8891
Web cast:	http://www.auxilium.com
Passcode:	Auxilium

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	80240759

About Phase IIb Peyronie’s Disease Trial

The phase IIb study is a randomized, double-blind, placebo-controlled study that is designed to assess the safety and efficacy of XIAFLEX, when administered two times a week every six weeks for up to three treatment cycles (2 x 3), in subjects with Peyronie’s disease. The study was conducted at 12 sites throughout the U.S., and 145 patients were monitored for 36 weeks following the first injection.

The trial was designed to measure the improvement in penile curvature and complete the validation of the Company’s proprietary Peyronie’s disease PRO, which measured four domains of patients’ sexual quality of life over a period of 36 weeks: penile pain, Peyronie’s disease bother, intercourse discomfort and intercourse constraint.

To qualify for the study, patients must have been diagnosed with Peyronie’s disease for longer than six months, have stable disease, be able to maintain a rigid erection and have a penile contracture between 30 and 90 degrees. Patients were stratified by the degree of penile curvature (i.e. 30 degrees to 60 degrees versus 60 to 90 degrees) and then randomized into four treatment groups to receive either XIAFLEX or placebo with or without modeling of the penile plaque. Modeling refers to massaging of the plaque and is intended to maximize the enzymatic effect of the XIAFLEX injection in the plaque. Patients were randomized in a 3:1 ratio of XIAFLEX to placebo and a 1:1 ratio to receive penile plaque modeling or no modeling

About Peyronie’s Disease

Peyronie’s disease is the development of collagen plaque, or scar tissue, on the shaft of the penis that hardens and reduces flexibility, thus causing pain and forcing the penis to bend or arc during erection. This often can prevent sexual intercourse. In addition to difficulty with sexual intercourse, Peyronie’s disease may also be associated with emotional distress, loss of self-esteem and depression. Peyronie’s disease is a very heterogeneous disease with an initial inflammatory component of a poorly understood physiological disease course and occasional spontaneous resolutions of 13% (3) to 50% (2) . In certain populations, the estimated number of men affected by Peyronie’s Disease may be as high as nine percent in men over 60 years of age and three percent in men over 30.(1)

(1)	L.A. Levine Peyronie’s Disease: A Guide to Clinical Management. Humana Press: 10-17, 2007.
(2)	Williams JL, Thomas GG. The natural history of Peyronie’s disease. J Urol 1970;103:75–6.
(3)	Gelbard MK, Dorey F, James K. The natural history of Peyronie’s disease. J Urol 1990; 144:1376-9.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEX™ (collagenase clostridium histolyticum), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, and the biologics license application is under review at the FDA for the treatment of Dupuytren’s contracture. XIAFLEX is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) and its fentanyl pain product using its transmucosal delivery system are in phase I of development. The Company is currently seeking a partner to further develop these product candidates. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the interpretation of data; the benefit to Peyronie’s patients of XIAFLEX; the timing of the end of phase II meeting with FDA to discuss the validation of the Peyronie’s disease PRO, results of the phase IIb trial of XIAFLEX for the treatment of Peyronie’s disease and phase III clinical trial design for XIAFLEX for the treatment of Peyronie’s disease; the timing of the start of phase III trials for XIAFLEX for the treatment of Peyronie’s disease; the impact of a higher relative percentage of patients with a shorter duration of disease on the results from the non-modeling placebo group; the extent to which there were more spontaneous resolutions of disease in the non-modeling placebo group; the validation of the Peyronie’s disease PRO; the plan to request a meeting to discuss the phase IIb results with European health authorities; the number of patients with

Peyronie’s disease; products in development for Dupuytren’s contracture, Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2008, in Auxilium’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, and in Auxilium’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 under the heading “Risk Factors”, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com